Ex 10.8
                                                                  EXECUTION COPY

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                                   $16,000,000
                    SENIOR SECURED REVOLVING CREDIT AGREEMENT


                                      AMONG


                        AUDIO VISUAL SERVICES CORPORATION


                     AUDIO VISUAL SERVICES (NY) CORPORATION


              THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO


                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT

                                       AND


                              CHASE SECURITIES INC.
                                   AS ARRANGER



                          DATED AS OF JANUARY 29, 2001



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                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I. DEFINITIONS.......................................................  1

    SECTION 1.01   DEFINED TERMS.............................................  1
    SECTION 1.02   CLASSIFICATION OF REVOLVING CREDIT LOANS AND BORROWINGS... 16
    SECTION 1.03   TERMS GENERALLY........................................... 16
    SECTION 1.04   ACCOUNTING TERMS; GAAP.................................... 17
    SECTION 1.05   JOINT AND SEVERAL LIABILITY............................... 17

ARTICLE II. AMOUNT AND TERMS OF LOANS........................................ 17

    SECTION 2.01   REVOLVING CREDIT COMMITMENTS.............................. 17
    SECTION 2.02   BORROWING PROCEDURE FOR REVOLVING CREDIT LOANS............ 17
    SECTION 2.03   REPAYMENT OF REVOLVING CREDIT LOANS....................... 18
    SECTION 2.04   EVIDENCE OF DEBT.......................................... 18
    SECTION 2.05   FEES...................................................... 19
    SECTION 2.06   OPTIONAL PREPAYMENTS; MANDATORY PREPAYMENTS; TERMINATION
                   OR MANDATORY REDUCTION OF COMMITMENTS .................... 19
    SECTION 2.07   INTEREST ELECTIONS........................................ 21
    SECTION 2.08   FUNDING OF BORROWINGS..................................... 22
    SECTION 2.09   INTEREST.................................................. 23
    SECTION 2.10   ALTERNATE RATE OF INTEREST................................ 23
    SECTION 2.11   INCREASED COSTS........................................... 24
    SECTION 2.12   BREAK FUNDING PAYMENTS.................................... 25
    SECTION 2.13   TAXES..................................................... 25
    SECTION 2.14   PAYMENTS GENERALLY; PRO RATA TREATMENT.................... 26

ARTICLE III. REPRESENTATIONS AND WARRANTIES.................................. 27

    SECTION 3.01   ORGANIZATION; POWERS...................................... 27
    SECTION 3.02   AUTHORIZATION; ENFORCEABILITY............................. 28
    SECTION 3.03   GOVERNMENTAL APPROVALS; NO CONFLICTS...................... 28
    SECTION 3.04   FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE........... 28
    SECTION 3.05   PROPERTIES................................................ 28
    SECTION 3.06   INTELLECTUAL PROPERTY..................................... 29
    SECTION 3.07   LITIGATION AND ENVIRONMENTAL MATTERS...................... 29
    SECTION 3.08   COMPLIANCE WITH LAWS AND AGREEMENTS....................... 29
    SECTION 3.09   INVESTMENT COMPANY ACT; OTHER REGULATIONS................. 30
    SECTION 3.10   TAXES..................................................... 30
    SECTION 3.11   SUBSIDIARIES.............................................. 30
    SECTION 3.12   PURPOSE OF REVOLVING CREDIT LOANS......................... 30
    SECTION 3.13   ERISA..................................................... 30
    SECTION 3.14   FEDERAL REGULATIONS....................................... 30
    SECTION 3.15   DISCLOSURE................................................ 30
    SECTION 3.16   SECURITY DOCUMENTS........................................ 31
    SECTION 3.17   LABOR MATTERS............................................. 31

    SECTION 3.18   STRUCTURE CHART........................................... 31

ARTICLE IV. CONDITIONS PRECEDENT............................................. 31
    SECTION 4.01   CONDITIONS PRECEDENT EFFECTIVE DATE....................... 31
    SECTION 4.02   CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT LOAN........ 34

ARTICLE V. AFFIRMATIVE COVENANTS............................................. 35
    SECTION 5.01   FINANCIAL STATEMENTS AND OTHER INFORMATION................ 35
    SECTION 5.02   NOTICES OF MATERIAL EVENTS................................ 37
    SECTION 5.03   EXISTENCE; CONDUCT OF BUSINESS............................ 37
    SECTION 5.04   PAYMENT OF OBLIGATIONS.................................... 38
    SECTION 5.05   MAINTENANCE OF PROPERTIES; INSURANCE...................... 38
    SECTION 5.06   BOOKS AND RECORDS; INSPECTION RIGHTS...................... 38
    SECTION 5.07   COMPLIANCE WITH LAWS; CONTRACTUAL OBLIGATIONS............. 38
    SECTION 5.08   ENVIRONMENTAL LAWS........................................ 38
    SECTION 5.09   FURTHER ASSURANCES; SECURITY INTERESTS.................... 39
    SECTION 5.10   ADDITIONAL COLLATERAL..................................... 39
    SECTION 5.11   USE OF PROCEEDS........................................... 40
    SECTION 5.12   CONSULTANT; INVESTMENT BANKER; MANAGEMENT REPORTS......... 40
    SECTION 5.13   LITIGATION SETTLEMENT..................................... 40

ARTICLE VI. NEGATIVE COVENANTS............................................... 40
    SECTION 6.01   FINANCIAL CONDITION COVENANTS............................. 40
    SECTION 6.02   LIMITATION ON INDEBTEDNESS................................ 41
    SECTION 6.03   LIMITATION ON LIENS....................................... 41
    SECTION 6.04   LIMITATION ON GUARANTEES.................................. 43
    SECTION 6.05   LIMITATIONS ON FUNDAMENTAL CHANGES........................ 43
    SECTION 6.06   LIMITATION ON SALE OF ASSETS.............................. 44
    SECTION 6.07   LIMITATION ON INVESTMENTS, LOANS AND ADVANCES............. 44
    SECTION 6.08   LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS
                   OF SUBORDINATED DEBT INSTRUMENTS.45
    SECTION 6.09   LIMITATION ON TRANSACTIONS WITH AFFILIATES................ 45
    SECTION 6.10   LIMITATION ON SALES AND LEASEBACKS........................ 45
    SECTION 6.11   LIMITATION ON CHANGES IN FISCAL YEAR...................... 46
    SECTION 6.12   LIMITATION ON NEGATIVE PLEDGE CLAUSES..................... 46
    SECTION 6.13   LIMITATION ON LINES OF BUSINESS........................... 46
    SECTION 6.14   RESTRICTIONS AFFECTING SUBSIDIARIES....................... 46
    SECTION 6.15   LIMITATION ON DIVIDENDS................................... 46
    SECTION 6.16   LIMITATION ON PREPAYMENT/REPAYMENT........................ 46

ARTICLE VII. EVENTS OF DEFAULT............................................... 46

ARTICLE VIII. THE AGENTS..................................................... 49
    SECTION 8.01   APPOINTMENT............................................... 49
    SECTION 8.02   DELEGATION OF DUTIES...................................... 49
    SECTION 8.03   EXCULPATORY PROVISIONS.................................... 49

                                       ii
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    SECTION 8.04   RELIANCE BY ADMINISTRATIVE AGENT.......................... 49
    SECTION 8.05   NOTICE OF DEFAULT......................................... 50
    SECTION 8.06   NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.... 50
    SECTION 8.07   INDEMNIFICATION........................................... 51
    SECTION 8.08   ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY........... 51
    SECTION 8.09   SUCCESSOR ADMINISTRATIVE AGENT............................ 51
    SECTION 8.10   ARRANGER.................................................. 52

ARTICLE IX. MISCELLANEOUS.................................................... 52
    SECTION 9.01   AMENDMENTS AND WAIVERS.................................... 52
    SECTION 9.02   NOTICES................................................... 53
    SECTION 9.03   NO WAIVER; CUMULATIVE REMEDIES............................ 54
    SECTION 9.04   SURVIVAL OF REPRESENTATIONS AND WARRANTIES................ 54
    SECTION 9.05   PAYMENT OF EXPENSES AND TAXES............................. 54
    SECTION 9.06   SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.... 55
    SECTION 9.07   ADJUSTMENTS; SET-OFF...................................... 58
    SECTION 9.08   COUNTERPARTS.............................................. 58
    SECTION 9.09   SEVERABILITY.............................................. 58
    SECTION 9.10   INTEGRATION............................................... 58
    SECTION 9.11   GOVERNING LAW............................................. 59
    SECTION 9.12   SUBMISSION TO JURISDICTION; WAIVERS....................... 59
    SECTION 9.13   ACKNOWLEDGEMENTS.......................................... 59
    SECTION 9.14   WAIVERS OF JURY TRIAL..................................... 60
    SECTION 9.15   HEADINGS.................................................. 60
    SECTION 9.16   CONFIDENTIALITY........................................... 60

SCHEDULES:

Schedule 1          Commitments and Lender Information
Schedule 2          Excluded Foreign Subsidiaries
Schedule 3.07       Disclosed Matters
Schedule 3.10       Taxes
Schedule 3.11       Subsidiaries
Schedule 3.16(b)    Offices for Filing Financing Statements
Schedule 6.02(b)    Indebtedness
Schedule 6.03(e)    Existing Liens
Schedule 6.04       Guarantees

EXHIBITS:

Exhibit A           Form of Revolving Credit Note
Exhibit B           Form of Assignment and Acceptance
Exhibit C           Form of Opinion of Schulte Roth & Zabel LLP (Effective Date)
Exhibit D           Form of Guarantee and Collateral Agreement
Exhibit E           Form of Intercreditor Agreement
Exhibit F           Form of Effective Date Certificate

               CREDIT AGREEMENT, dated as of January 29, 2001, among AUDIO VISUAL SERVICES CORPORATION, a Delaware corporation (the "PARENT"), AUDIO VISUAL SERVICES (NY) CORPORATION, a New York corporation (the "COMPANY" together with the Parent, the "BORROWERS"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT") and CHASE SECURITIES INC., as Arranger (in such capacity, the "ARRANGER").


                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Company and the Parent are party as borrowers to the Credit Agreement, dated as of October 28, 1997 (as heretofore or hereafter amended, supplemented or otherwise modified from time to time including any amendment and restatement thereof, the "EXISTING CREDIT AGREEMENT"), with the several banks and financial institutions party thereto, The Chase Manhattan Bank, as administrative agent and Merrill Lynch Capital Corporation, as syndication agent;

            WHEREAS, concurrently herewith, the Existing Credit Agreement is being amended;

            WHEREAS, the Borrowers intend to purchase new equipment for use in their business;

            WHEREAS, in order to finance the purchase of such new equipment, to pay fees and expenses in connection with this Agreement and to provide for the working capital and capital expenditure needs of the Borrowers, the Borrowers have requested that the Lenders establish senior credit facilities aggregating $16,000,000; and

            WHEREAS, the Lenders are willing to establish such credit facilities upon and subject to the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

            SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Revolving Credit Loan or Borrowing, refers to whether such Revolving Credit Loan, or the Revolving Credit Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "ADMINISTRATIVE AGENT" has the meaning assigned to such term in the preamble hereof.

            "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, none of the Wholly Owned Subsidiaries of the Parent shall be the Parent's Affiliate.

            "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "AMENDMENT AGREEMENT" means the Sixth Amendment Consent and Agreement to the Existing Credit Agreement dated as of even date herewith.

            "APPLICABLE MARGIN" means with respect to (a) Eurodollar Loans, 5.00% and (b) ABR Loans, 4.00%.

            "ARRANGER" has the meaning given to such term in the recitals hereto.

            "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

            "ASSET SALE" means any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clauses
(a) to (d) of Section 6.06).

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

            "AUTHORIZED OFFICER" means as to the Company or the Parent the Chief Financial Officer of the Company or the Parent, (as the case may be) or any individual designated as such in writing by such Chief Financial Officer.

            "AVAILABLE REVOLVING CREDIT COMMITMENT" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the outstanding amount of such Lender's Revolving Credit Exposure.

            "BASE CD RATE" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

            "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

            "BORROWERS" has the meaning assigned to such term in the preamble hereof.

            "BORROWING" means a borrowing consisting of Revolving Credit Loans of the same Type made, converted or continued on the same day by the Lenders, as to which a single Interest Period is in effect.

            "BORROWING DATE" means any Business Day specified in a Borrowing Request, as a date on which a Borrower requests the Lenders to make Revolving Credit Loans to such Borrower hereunder.

            "BORROWING REQUEST" means a borrowing request submitted by a Borrower pursuant to Section 2.02 containing the applicable information prescribed by such Section.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "CAPITAL EXPENDITURE" means, for any period, the amount equal to the sum (without duplication) of all expenditures (by the expenditure of cash or the incurrence of Indebtedness) made by members of the Group during such period in respect of the purchase or other acquisition or improvement of any fixed or capital asset and any other amounts which would, in accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows of the members of the Group for such period; PROVIDED that the term "Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale.

            "CAPITAL LEASE" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or the United Kingdom or any agency or instrumentality thereof (provided that the full faith and credit of the applicable country is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("GOVERNMENT OBLIGATIONS"), (ii) U.S. dollar or Sterling denominated (or foreign currency fully hedged) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any United States of America or United Kingdom commercial bank of recognized standing having capital and surplus in excess of $250,000,000 (or equivalent) or
(z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any United States of America or United Kingdom corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition,
(iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 (or equivalent) for direct obligations issued by or fully guaranteed by the United States of America or the United Kingdom, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to the principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's, (vii) U.S. dollar or Sterling denominated time and demand deposit accounts with any United States of America or United Kingdom commercial banks insured by the Federal Deposit Insurance Corporation (or equivalent United Kingdom agency) with an aggregate balance not to exceed $100,000 (or equivalent) in the aggregate at any time at any such bank, (viii) investments in money market mutual funds in the United States of America (or equivalent or similar vehicle in the United Kingdom) having assets in excess of $2,500,000,000 (or equivalent) and (ix) federally tax exempt securities rated A or better by either S&P or Moody's.

            "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Warburg, its Affiliates and any other Person which is an

Affiliate of the Parent as of the date hereof, of shares representing more than 35% (or such higher percentage as shall be owned at such time by Warburg and/or its Affiliates) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Parent; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who are not Continuing Directors; or (c) the Parent ceases to own, directly or indirectly, all of the issued and outstanding Capital Stock of the Company.

            "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "CHIEF FINANCIAL OFFICER" means in respect of the Company or the Parent, the chief financial officer, principal accounting officer, treasurer or controller of the Company or the Parent, as the case may be.

            "COLLATERAL" means all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

            "COMMITMENT FEE RATE" means 1.00% per annum.

            "COMMITMENT LETTER" means the letter between the Administrative Agent, the Arranger, the Parent and the Company dated December 1, 2000.

            "COMMITMENTS" means the Revolving Credit Commitments.

            "CONSOLIDATED EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period (excluding, to the extent included in such Consolidated Net Income, (i) any non-cash income or expense other than the items covered in (b), (c) or (d) below and (ii) any gains or losses from sales, exchange and other dispositions of property not in the ordinary course of business), plus to the extent deducted in determining such Consolidated Net Income (b) income taxes accrued during such period, (c) depreciation and amortization for such period, (d) interest accrued in such period, as computed on the accrual method in accordance with GAAP and (e) any other non-cash charges.

            "CONSOLIDATED NET INCOME" means, for any period, net income of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that Consolidated Net Income shall not include any extraordinary or non-recurring gains or losses and income taxes related thereto.

            "CONSOLIDATED UNADJUSTED EBITDA" means, for any period, the sum of
(a) Consolidated Net Income for such period (excluding, to the extent included in such Consolidated

Net Income, (i) any non-cash income or expense other than the items covered in
(b), (c) or (d) below and (ii) any gains or losses from sales, exchange and other dispositions of property not in the ordinary course of business), plus to the extent deducted in determining such Consolidated Net Income (b) income taxes accrued during such period, (c) depreciation and amortization for such period,
(d) interest accrued in such period, as computed on the accrual method in accordance with GAAP, (e) any other non-cash charges and (f) corporate transition costs of the type described in the definition of Net Cash Proceeds in the Existing Credit Agreement in an amount not to exceed $3,000,000. For purposes of calculating Consolidated Unadjusted EBITDA for any period in which there are expenditures by the Borrowers in respect of the Consultant required by
Section 5.12 (a), the amount of such expenditures during such periods shall be added to Consolidated Net Income in determining Consolidated Unadjusted EBITDA for such period.

            "CONSULTANT" means Policano & Manzo, LLC or another firm or individual specializing in providing financial consulting and advisory services that is reasonably satisfactory to the Parent and the Administrative Agent.

            "CONTINUING DIRECTORS" means the directors of the Parent on the Effective Date and each other director, if such other director's nomination for election to the board of directors of the Parent is recommended by a majority of the then Continuing Directors.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

            "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.07.

            "DISPOSITION" means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

            "DOLLARS" or "$" refers to lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means any Subsidiary of the Parent organized under the laws of any jurisdiction within the United States of America.

            "EFFECTIVE DATE" has the meaning assigned to such term in Section 4.01.

            "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "EURODOLLAR", when used in reference to any Revolving Credit Loan or Borrowing, refers to whether such Revolving Credit Loan, or the Revolving Credit Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "EURODOLLAR LOANS" means Revolving Credit Loans the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

            "EVENT OF DEFAULT" has the meaning assigned to such term in Article VII.

            "EXCLUDED FOREIGN SUBSIDIARY" means any Foreign Subsidiary if the pledge of more than 65% of the Capital Stock of such Foreign Subsidiary or the execution by such Foreign Subsidiary of the Guarantee and Collateral Agreement would, in the good faith judgment of the Parent, result in adverse tax consequences to the Parent or would be unlawful for such Foreign Subsidiary and as at the Effective Date includes, without limitation, those Foreign Subsidiaries listed in Schedule 2 hereto,.

            "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or by any political subdivision or taxing authority in the United States of America or any such jurisdiction, (b) any branch profits Taxes imposed by the United States of America and (c) in the case of a Foreign Lender, any Tax (i) that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or becomes a Participant hereunder), except to the extent that such Foreign Lender's assignor or seller of a participating interest (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.13(a) or (ii) that is attributable to such Foreign Lender's failure or inability to comply with Section 2.13(e).

            "EXISTING CREDIT AGREEMENT" has the meaning assigned to such term in the recitals hereto.

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FOREIGN LENDER" means any Lender or Participant that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

            "FOREIGN SUBSIDIARY" means any Subsidiary of the Parent other than a Domestic Subsidiary.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "GROUP" means at any time the Parent and its Subsidiaries and "member of the Group" means any one of them.

            "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any contingent obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such person is required to perform thereunder, in all other cases.

            "GUARANTEE AND COLLATERAL AGREEMENT" means the Guarantee and Collateral Agreement to be executed and delivered by the Company, the Parent and certain members of the Group, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

            "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "HEDGE AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements permitted by the Existing Credit Agreement entered into by the Parent or its Subsidiaries in order to protect the Parent or its Subsidiaries against fluctuations in interest rates or currency rates and not for speculative purposes.

            "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (excluding progress billings in the normal course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Leases of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is reasonably expected to be required to pay such Indebtedness.

            "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

            "INTELLECTUAL PROPERTY" has the meaning assigned to such term in
Section 3.06.

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement between the Administrative Agent as agent on behalf of the Lenders hereto and the administrative agent under the Existing Credit Agreement on behalf of the Lenders under the Existing Credit Agreement substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

            "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Borrowing of such Borrower in accordance with Section 2.07(b).

            "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolving Credit Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one months' duration, each day prior to the last day of such Interest Period that occurs at intervals of one months' duration after the first day of such Interest Period.

            "INTEREST PERIOD" means, with respect to any Eurodollar Loan:

            (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month thereafter; and

            (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter;

            PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (2) any Interest Period in respect of Revolving Credit Loans that would otherwise extend beyond the Revolving Credit Termination Date, shall end on the Revolving Credit Termination Date; and

            (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "LENDERS" means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "LIBO RATE" means, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits in an amount approximately equal to the amount of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

            "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Credit Notes and the Security Documents.

            "LOAN PARTIES" means, collectively, the Borrowers and each other member of the Group which is a party to a Loan Document.

            "MAJORITY LENDERS" means, at any time, the holders of more than 51% of the Revolving Credit Commitments at such time, (or, if the Revolving Credit Commitments are no longer in effect, the holders of more than 51% of the Revolving Credit Loans of all Lenders at such time).

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Group taken as a whole, (b) the ability of the Borrower to perform its payment or other material obligations hereunder, or the ability of the Loan Parties to perform their material obligations under the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or other Loan Documents taken as a whole.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "NET CASH PROCEEDS" means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document hereunder or any Security Document as defined in the Existing Credit Agreement) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), including any taxes resulting from the transfer of the proceeds of such sale to the Parent or any of its Subsidiaries and, (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "OBLIGATIONS" means, collectively, the unpaid principal of and interest on the Revolving Credit Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Revolving Credit Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of this Agreement or any other Loan Document).

            "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "PARENT" has the meaning assigned to such term in the preamble hereof.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "PLEDGED SECURITIES" means the securities to be pledged pursuant to the Guarantee and Collateral Agreement.

            "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including without limitation, Capital Stock.

            "RECOVERY EVENT" means any payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Property of any member of the Group.

            "REGISTER" has the meaning assigned to such term in Section 9.06.

            "REVOLVING CREDIT COMMITMENT" means, as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers hereunder, in an amount not to exceed at any one time the amount set forth opposite such Lender on Schedule 1 hereto, as such amount may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignment by or to such Lender pursuant to Section
9.06. The initial
amount of each Lender's Revolving Credit Commitment is set forth on Schedule 1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

            "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

            "REVOLVING CREDIT COMMITMENT PERIOD" means the period from and including the Initial Revolving Credit Funding Date to but not including the Revolving Credit Termination Date.

            "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans.

            "REVOLVING CREDIT LOANS" has the meaning assigned to such term in
Section 2.01(a).

            "REVOLVING CREDIT NOTES" has the meaning assigned to such term in
Section 2.04(d).

            "REVOLVING CREDIT TERMINATION DATE" means the earlier of (a) March 31, 2002, or (b) the date on which the Revolving Credit Commitments shall terminate as provided herein.

            "S&P" means Standard & Poor's Rating Service.

            "SEC" means the Securities and Exchange Commission of the United States.

            "SECURITY DOCUMENTS" means, collectively, the Guarantee and Collateral Agreement, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

            "SIGNIFICANT SUBSIDIARY" shall mean, as at any time, any Subsidiary of the Parent that (a) has assets in excess of $5,000,000 at such time (or, if such Subsidiary's assets are denominated in a currency other than U.S. dollars, the U.S. dollar equivalent thereof) or (b) has revenues of at least $5,000,000 during the previous fiscal year of such Subsidiary (or, if such Subsidiary's revenues are denominated in a currency other than U.S. dollars, the U.S. dollar equivalent thereof).

            "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "STERLING" means the lawful currency from time to time of the United Kingdom.

            "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Parent (a) maturing at least 181 days after the Revolving Credit Termination Date and having terms and conditions not more restrictive than those applicable to the Revolving Credit Loans hereunder and (b) which is subordinated in right of payment to the Parent's obligations under this Agreement pursuant to a subordination agreement reasonably satisfactory to the Majority Lenders.

            "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority on a Person or such Person's property.

            "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "TRANSACTIONS" means the execution, delivery and performance by each of the Loan Parties of this Agreement and the other Loan Documents to which it is a party and the borrowing of Revolving Credit Loans and, the use of the proceeds thereof by the Borrowers.

            "TRANSFEREE" shall have the meaning ascribed to such term in Section 9.06(f).

            "TYPE" means, when used in reference to any Revolving Credit Loan or Borrowing, refers to whether the rate of interest on such Revolving Credit Loan, or on the Revolving Credit Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "WARBURG" means Warburg Pincus Investors, L.P., a Delaware limited partnership.

            "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary, all of the stock ordinarily having the power to vote for the election of directors of which is owned directly or indirectly by such Person, other than directors' qualifying shares and shares issued to other Persons to comply with local law (PROVIDED, HOWEVER, that such directors' qualifying and other shares shall not constitute more than 4% of all of the stock ordinarily having the power to vote for the election of directors).

            "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02 CLASSIFICATION OF REVOLVING CREDIT LOANS AND BORROWINGS. For purposes of this Agreement, Revolving Credit Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

            SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05 JOINT AND SEVERAL LIABILITY. Subject only to Section 2.04(e), the rights, obligations, liabilities, representation, warranties, undertakings and agreements of the Borrowers under this Agreement are joint and several and (without limitation) each Borrower is jointly and severally liable for all Revolving Credit Loans regardless of which Borrower availed itself of the Revolving Credit Commitment.

                     ARTICLE II. AMOUNT AND TERMS OF LOANS

            SECTION 2.01 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount not exceeding such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Parent and notified to the Administrative Agent in accordance with Sections 2.02 and 2.07; PROVIDED that no Revolving Credit Loans shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

            (c) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Eurodollar Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Termination Date.

            SECTION 2.02 BORROWING PROCEDURE FOR REVOLVING CREDIT LOANS. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, PROVIDED that an Authorized Officer of the relevant

Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, otherwise), specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (D) if the Borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Type of Revolving Credit Loan and the lengths of the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period" in Section
1.01 and (E) the location and number of the Borrower's account to which funds are to be disbursed. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Loan, then such Borrower shall be deemed to have selected an Interest Period of one month's duration. Each borrowing under the Revolving Credit Commitments shall be (I) in the case of ABR Loans, in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) or (II) in the case of Eurodollar Loans, in an amount equal to $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its PRO RATA share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.02 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by 2:00 P.M. New York City time on such day by the Administrative Agent transferring to an account of the Borrower with the Administrative Agent and thereafter as directed by the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            SECTION 2.03 REPAYMENT OF REVOLVING CREDIT LOANS. The Borrowers hereby, jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date or on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Borrowers hereby, jointly and severally further agree to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.09.

            SECTION 2.04 EVIDENCE OF DEBT. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such Revolving Credit Loans under this Agreement.

            (b) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 9.06(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder and any Revolving

Credit Note evidencing such Revolving Credit Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

            (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.04(a) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrowers therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Revolving Credit Loans by such Lender in accordance with the terms of this Agreement.

            (d) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender promissory notes evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit A, with appropriate insertions as to date and principal amount (a "REVOLVING CREDIT NOTE").

            (e) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Company in respect of the Revolving Credit Loans and other extensions of Credit made to the Parent hereunder and the other Loan Documents shall in no event exceed the amount for which the Company can be held liable under applicable federal and state laws relating to the insolvency of debtors.

            SECTION 2.05 FEES. (a) The Borrowers, jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Effective Date to the Revolving Credit Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

            (b) The Borrowers, jointly and severally agree to pay to the Administrative Agent and the Arranger for their own respective accounts, fees payable in the amounts and at the times separately agreed upon in writing between the Borrowers and the Administrative Agent or the Arranger (as the case may be).

            (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds. The Administrative Agent shall promptly distribute fees paid pursuant to paragraph (a) of this Section to the Lenders. Fees paid shall not be refundable under any circumstances.

            SECTION 2.06 OPTIONAL PREPAYMENTS; MANDATORY PREPAYMENTS; TERMINATION OR MANDATORY REDUCTION OF Commitments. (a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.

            (b) Subject to prior notice in accordance with Section 2.06(c), the Borrowers shall have the right to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments without incurring any fee or penalty. Any such reduction shall be in an amount equal to $500,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction shall be accompanied by the prepayment of the Revolving Credit Loans to the extent, if any, that the sum of the aggregate outstanding Revolving Credit Exposure of all Lenders exceeds the amount of the Revolving Credit Commitments as so reduced.

            (c) The Borrowers shall notify the Administrative Agent of any election to terminate or permanently reduce the Revolving Credit Commitments, as the case may be, under paragraph (b) of this Section 2.06 not later than 11:00 A.M., New York City time, three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.06(c) shall be irrevocable. Each reduction of the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. If any such notice is given, the amount specified in such notice to be payable shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.12.

            (d) The Borrowers may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and upon irrevocable notice given not later than 10:00 A.M. New York time, on the date of any proposed prepayment in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.12. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. Optional prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

            (e) If any Indebtedness (other than Indebtedness permitted by paragraphs (a) through (f) of Section 6.02) shall be incurred by the Parent or any of its Subsidiaries, then on the date of such issuance or incurrence the Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to 100% of the Net Cash Proceeds thereof.

            (f) If on any date the Parent or any of its Subsidiaries receives Net Cash Proceeds from any Asset Sale, other Disposition or Recovery Event, then on such date, the Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to 100% of such Net Cash Proceeds.

            (g) If on any date any member of the Group receives Net Cash Proceeds from any equity issuance or sale, then on such date, the Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to 100% of such Net Cash Proceeds.

            (h) Each prepayment of Revolving Credit Loans pursuant to Section 2.06(e), (f) or (g) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section
2.12 in connection with such prepayment.

            (i) Prepayments of any Revolving Credit Loans pursuant to Section 2.06(e), (f) or (g) shall be applied, first, to prepay ABR Loans then outstanding and, SECOND, to prepay Eurodollar Loans then outstanding.

            (j) Any reductions of the Revolving Credit Commitments required to be made pursuant to Section 2.06(e), (f) or (g) of this Agreement shall be applied ratably among the Lenders in accordance with their respective Revolving Credit Commitments then in effect as of the date of any such prepayment or reduction. Any reduction of the Revolving Credit Commitments pursuant to Sections 2.06(e), (f) or (g) shall be accompanied by prepayment (which shall be applied ratably among the Lenders in accordance with their respective Revolving Credit Loans then outstanding) of the Revolving Credit Loans to the extent, if any, that the aggregate Revolving Credit Loans of all Lenders exceeds the aggregate Revolving Credit Commitments of all Lenders as so reduced.

            SECTION 2.07 INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Credit Loans comprising such Borrowing, and the Revolving Credit Loans comprising each such portion shall be considered a separate Borrowing. Such conversions and continuations shall not be deemed to be repayments or borrowings of Revolving Credit Loans.

            (b) To make an election pursuant to this Section, an Authorized Officer of the relevant Borrower shall give the Administrative Agent irrevocable written notice of such election (each, an "INTEREST ELECTION REQUEST"), which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the effective date of such election in the case of an election to convert to or continue as a Eurodollar Loan, or one Business Day prior to the effective date of such election in the case of an election to convert to an ABR Loan.

            (c) Each Interest Election Request shall specify the following information:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing of the Borrower prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued beyond the end of the Interest Period applicable thereto as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. No Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

            SECTION 2.08 FUNDING OF BORROWINGS. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower, jointly and severally, agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Credit Loan included in such Borrowing.

            SECTION 2.09 INTEREST. (a) The Revolving Credit Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

            (b) The Revolving Credit Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin then in effect.

            (c) Notwithstanding the foregoing, (i) at any time after the occurrence and during the continuance of an Event of Default, the Revolving Credit Loans shall bear an interest rate per annum equal to 2% plus the rate applicable to ABR Loans as provided above, and (ii) if any interest on any Revolving Credit Loan or any fee or other amount payable by the Borrowers (other than principal) hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum of 2% plus the rate applicable to ABR Loans as provided above.

            (d) Accrued interest on each Revolving Credit Loan shall be payable in arrears on each Interest Payment Date for such Revolving Credit Loan; PROVIDED that (i) interest accrued pursuant to Section 2.09(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolving Credit Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Credit Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans shall be payable upon termination of the Revolving Credit Commitments.

            (e) Fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of 365 - (or 366- in a leap year) day year for the actual days elapsed (including the first day but excluding the last day); and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive and binding absent manifest error.

            SECTION 2.10 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

            (ii) the Administrative Agent is advised by the Majority Lenders, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolving Credit Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as a Eurodollar Borrowing shall be ineffective,
(y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; PROVIDED that if the circumstances giving rise to such notice affect only one Type of Borrowings, then another Type of Borrowings shall be permitted. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Revolving Credit Loans to Eurodollar Loans.

            SECTION 2.11  INCREASED COSTS. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender (other than any condition relating to Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Revolving Credit Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers jointly and severally will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amount payable hereunder.

            (b) If any Lender determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Revolving Credit Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers jointly and severally will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive and binding absent manifest error. The Borrowers, jointly and severally shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

            (d) The Borrowers will not be required to compensate a Lender for any increased costs or increased capital pursuant to this Section incurred by such Lender more than 90 days prior to its request to the Borrowers for such compensation.

            SECTION 2.12 BREAK FUNDING PAYMENTS. In the event of (i) the payment or prepayment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (iii) the failure to borrow, convert, continue or prepay any Revolving Credit Loan on the date specified in any notice delivered pursuant hereto then, in any such event, the Borrowers, jointly and severally shall compensate each Lender for the actual loss, cost and expense attributable to such event (excluding loss of margin). In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event may include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Revolving Credit Loan for the period from the date of such payment, conversion or failure to the last day of the then current Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

            SECTION 2.13 TAXES. (a) Any and all payments by or an account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower, shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law; except Other Taxes imposed on or with respect to any assignment or sale of a participating interest as contemplated by Section 9.06.

            (c) The Borrowers, jointly and severally shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes that are the responsibility of the Borrowers under Section 2.13(a) or (b) (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) At the time or times prescribed by applicable law or reasonably requested by the Borrowers, each Foreign Lender shall deliver to the Borrowers two copies of either U.S. Internal Revenue Service form W-8BEN orW-8ECI, or any subsequent versions thereof or successors thereto (and, in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a certificate representing that such foreign lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower and is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to either Borrower), properly completed and duly executed by such Foreign Lender claiming (to the extent it is so entitled to claim) exemption from U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents.

            SECTION 2.14 PAYMENTS GENERALLY; PRO RATA TREATMENT. (a) The Borrowers shall make each payment required to be made by either of them hereunder (whether of principal, interest or fees, or under Section 2.11, 2.12 or 2.13, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.11, 2.12, 2.13 and
9.05 shall be made directly to the Persons entitled thereto. The

Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the Lenders in accordance with the outstanding principal amount of their respective Revolving Credit Loans.

            (c) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

            To induce the Arranger, the Administrative Agent, and the Lenders to enter into this Agreement and to make Revolving Credit Loans, the Company (in respect of itself) and the Parent (in respect of itself and each other member of the Group) represent and warrant to the Arranger, the Administrative Agent, and each Lender, on and as of the applicable date or dates set forth in Article IV, that:

            SECTION 3.01  ORGANIZATION; POWERS. It, and each member of the Group
(a) is duly organized, validly existing and in good standing (or similar concept under applicable law) under the laws of the jurisdiction of its organization (other than HRI, V.I, Inc., the lack of good standing with respect to which shall be remedied promptly after the Effective Date), (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing (or similar concept under applicable law) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions are within the corporate powers of the Loan Parties and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of the Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03  GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any member of the Group or any order of any Governmental Authority, except to the extent that such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any member of the Group or its assets, or give rise to a right thereunder to require any payment to be made by any member of the Group, except to the extent that such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any member of the Group, except the Liens created by the Security Documents.

            SECTION 3.04 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended September 30, 2000 reported on by Ernst & Young LLP, independent certified public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP applied consistently throughout the period involved.

            (b) Since September 30, 2000, there has occurred no event or circumstance which has had a Material Adverse Effect.

            SECTION 3.05 PROPERTIES. (a) Each member of the Group has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien, except the Liens created by the Security Documents and Liens permitted by Section 6.03.

            (b) The Parent, the Company and each other member of the Group have, to their respective best knowledge, complied with their material obligations under all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and the Parent, the Company and each other member of the Group enjoy peaceful and undisturbed possession under all such leases, in each case except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.06 INTELLECTUAL PROPERTY. The Parent, the Company and each other member of the Group own or are licensed to use all trademarks, tradenames, patents, patent licenses, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). As of the Effective Date, no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent have actual knowledge of any valid basis for any such claim. The use of such Intellectual Property by any member of the Group does not infringe on the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.07 LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, investigations, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any member of the Group, threatened against or affecting the Borrowers or any other member of the Group or any of its or their respective properties or revenues (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no member of the Group (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.

            (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

            SECTION 3.08 COMPLIANCE WITH LAWS AND AGREEMENTS. Each member of the Group is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.09 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No member of the Group is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 3.10 TAXES. Each member of the Group has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which such member of the Group has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; no Lien for Tax has been filed, and, to the knowledge of the Company and the Parent, no claim is being asserted with respect to any such Tax, which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.10, as of the Effective Date, no Federal income tax returns of any member of the Group are currently being audited by the United States Internal Revenue Service.

            SECTION 3.11 SUBSIDIARIES. The Subsidiaries listed on Schedule 3.11 constitute all of the Subsidiaries of the Parent at the date hereof.

            SECTION 3.12 PURPOSE OF REVOLVING CREDIT LOANS. The proceeds of the Revolving Credit Loans shall be used by the Borrowers (i) to finance the working capital needs of the Borrowers and their Subsidiaries in the ordinary course of business, (ii) to fund capital expenditures permitted by the Loan Documents and
(iii) to pay fees and expenses related to the Transaction.

            SECTION 3.13 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.14 FEDERAL REGULATIONS. No part of the proceeds of any Revolving Credit Loans will be used for "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect) in violation of such Regulations. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in said Regulation U.

            SECTION 3.15 DISCLOSURE. Each of the Company, the Parent and other member of the Group has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company, the Parent or other member of the Group is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any member of the Group to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof.

            SECTION 3.16 SECURITY DOCUMENTS. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 3.16, the Guarantee and Collateral Agreement shall grant a fully perfected Lien on, and security interest in, all right, title and interest of the Grantors (as defined in the Guarantee and Collateral Agreement) in such Collateral and the proceeds thereof, as security for the Obligations, subject to the Liens permitted by
Section 6.03.

            SECTION 3.17 LABOR MATTERS. There are no strikes pending or, to the Borrower's or the Parent's knowledge, threatened against the Company or the Parent or any member of the Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower or the Parent and each member of the Group have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from any member of the Group, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such member of the Group, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 3.18 STRUCTURE CHART. The corporate organization chart delivered pursuant to Section 4.01(k) showing the Parent and all its Subsidiaries including the Foreign Subsidiaries is accurate in all material respects.

                        ARTICLE IV. CONDITIONS PRECEDENT

            SECTION 4.01 CONDITIONS PRECEDENT EFFECTIVE DATE. This Agreement shall become effective on the date of satisfaction of the conditions precedent set forth in this Section 4.01, which shall in any event be on or before January 31, 2001 (the date on which such conditions are satisfied, the "EFFECTIVE DATE"):

            (a) CREDIT AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Company and the Parent, with a counterpart for each Lender.

            (b) CLOSING CERTIFICATES. The Administrative Agent and each Lender shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the Chief Financial Officer (or equivalent responsible officer) of each such Loan Party.

            (c) CORPORATE PROCEEDINGS. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, the Amendment Agreement, the Intercreditor Agreement and the Amended and Restated Guarantee and Collateral Agreement (as defined in the Existing Credit Agreement), and the other Loan Documents to which it is a party and the granting by it of the Liens created pursuant to the Security Documents and (ii) in the case of the Borrowers, the Borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary or other appropriate officer of such Loan Party as of the Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (d) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each Lender, in form and substance reasonably satisfactory to the Administrative Agent, a certificate of each Loan Party, dated the Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

            (e) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws (or other organic documents) of each Loan Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

            (f) GOOD STANDING CERTIFICATES. The Administrative Agent shall have received a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or similar concept under applicable law) of each of the Loan Parties in the jurisdiction of its incorporation or organization and each jurisdiction in which a failure to so qualify could reasonably be expected to have a Material Adverse Effect.

            (g) FEES. The Administrative Agent shall have received (i) the fees to be received on the Effective Date referred to in Section 2.05 or in any fee letter entered into between the Borrowers and the Administrative Agent prior to the date hereof and (ii) without affecting the obligations of the Borrowers under Section 9.05, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders incurred in connection with the negotiations, documentation and closing of the Transactions, regardless of whether such fees and disbursements have been incurred prior to the execution of this Agreement, for which an invoice has been delivered to Parent.

            (h) REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in Section 3.16, each of the representations and warranties contained in Article III shall be true and correct in all material respects as if made on and as of such date, except if any such representation and warranty relates to an earlier date, in which case any such representation and warranty shall be true and correct in all material respects as of such earlier date. The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent to the foregoing effect, to which shall be attached copies of any governmental or third party approvals theretofore obtained.

            (i) LEGAL OPINION. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Schulte Roth & Zabel LLP, counsel to the Loan Parties, substantially in the form of Exhibit C. Such legal opinion shall cover such other matters incident to the Transactions as the Administrative Agent may reasonably require.

            (j) UCC SEARCHES. The Administrative Agent shall have received the results of recent searches by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code filings which may have been filed with respect to personal property of the Parent and its Domestic Subsidiaries in each state jurisdiction where their assets are located and the results of such searches shall be reasonably satisfactory to the Administrative Agent.

            (k) STRUCTURE CHART. The Administrative Agent shall have received a corporate organization chart (in form and substance satisfactory to it) showing each member of the Group (including the Foreign Subsidiaries) together with for each member of the Group (a) other than for the Parent the owners of all issued shares of such member of the Group together with (except for the Foreign Subsidiaries) details as to the number of issued shares; and (b) details of all Indebtedness owed to another member of the Group.

            (l) INTERCREDITOR AGREEMENT. The Administrative Agent shall have received the Intercreditor Agreement duly executed and delivered by the parties thereto.

            (m) AMENDMENT AGREEMENT. The Administrative Agent shall have received the Amendment Agreement duly executed and delivered by the parties thereto and the amendments effected by the Amendment Agreement shall be in full force and effect.

            (n) LOAN DOCUMENTS. The Administrative Agent shall have received the Guarantee and Collateral Agreement executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender.

            (o) PLEDGED SECURITIES; STOCK POWERS. To the extent not already held by the Administrative Agent (in its capacity as administrative agent under the Existing Credit Agreement), the Administrative Agent shall have received the stock certificates representing the shares (or other indicia of ownership interests to the extent applicable) pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and all other perfection actions specified in the Guarantee and Collateral Agreement shall have been taken.

            (p) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, subject to the Liens permitted by
Section 6.03 shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested and shall have been received by the Administrative Agent.

            (q) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

After the conditions set forth above in this Section have been satisfied, the Administrative Agent will, at the request of the Borrowers, provide to the Borrowers written confirmation that the Effective Date has occurred.

            SECTION 4.02 CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT LOAN. The obligation of each Lender to make any Revolving Credit Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Article III shall be true and correct in all material respects as if made on and as of such date except if any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

            (b) NO DEFAULT. (i) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date; and (ii) no Default or Event of Default (each as defined in the Existing Credit Agreement) shall have occurred and be continuing under the Existing Credit Agreement.

            (c) FULLY DRAWN. The Available Revolving Credit Commitment (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall not exceed $2,000,000, which amount shall be available only to facilitate the issuance of Letters of Credit (as defined in the Existing Credit Agreement) under the Existing Credit Agreement.

            (d) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this

Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                        ARTICLE V. AFFIRMATIVE COVENANTS

            The Company and the Parent hereby agree that, until the Commitments have expired or been terminated and the principal of and interest on each Revolving Credit Loan and other Obligations shall have been paid in full, the Parent shall and (except in the case of delivery of financial information, reports and notices) shall cause each member of the Group to:

            SECTION 5.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. Furnish to the Arranger, the Administrative Agent and each Lender:

            (a) as soon as available, but in any event no later than the earlier to occur of (i) 5 Business Days after Ernst & Young LLP or another independent public accountant of recognized national standing gives its approval of Parent's audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows for the fiscal year of the Parent and (ii) 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, it being acknowledged that Form-10K to be filed by the Parent with the SEC shall be satisfactory for the purpose of this Section 5.01(a);

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Financial Officer of the Parent as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, it being acknowledged that Form 10-Q to be filed by the Parent with the SEC shall be satisfactory for the purpose of this Section 5.01(b) and (ii) its unaudited consolidating balance sheet showing intercompany eliminations, and the related unaudited consolidating statements of operations showing inter-company eliminations, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, certified by the Chief

Financial Officer of the Parent as being fairly stated in all material respects when considered in relation to the Parent's consolidated financial statements taken as a whole;

            (c) as soon as available, but in any event within 40 days after the end of each of month, commencing with January, 2001, the unaudited, consolidated summaries of operations and cash flows of the Borrower and its consolidated Subsidiaries for such month and the then elapsed portion of the fiscal year, in form and substance satisfactory to the Administrative Agent, certified by the Chief Financial Officer of the Borrower as presenting fairly the consolidated summaries of operations and cash flow of the Borrower and its consolidated Subsidiaries for such month in accordance with the Borrower's normal internal management reporting practices, subject to quarter-end and year-end adjustment;

            (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the Chief Financial Officer or Chief Executive Officer of the Parent (i) certifying to his knowledge, after reasonable investigation, as to whether during the period covered by such certificate a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(a) and (b) and the calculation of Consolidated EBITDA and Consolidated Unadjusted EBITDA and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (e) concurrently with any delivery of financial statements under clause (a) above, (i) a certificate (which certificate may be limited to the extent required by accounting rules or guidelines) of the independent certified accountants reporting on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default relating to accounting matters (including calculations demonstrating compliance, as of the dates of the financial statements being furnished at such time, with the covenants set forth in Section
6.01 and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto) and (ii) as soon as available, a copy of the management letter delivered to the Parent by such accountants in connection with their audit of such financial statements;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements, and other materials filed by any member of the Group with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be;

            (g) at the same time that the Parent delivers any information to the administrative agent under the Existing Credit Agreement, copies of such information;

            (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, the Parent or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request; and

            (i) promptly following the Effective Date, the Borrower shall deliver to the Administrative Agent a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or similar concept under applicable law) of HRI, V.I., Inc. in the jurisdiction of its incorporation or organization and each jurisdiction in which a failure to so qualify could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.02 NOTICES OF MATERIAL EVENTS. Furnish promptly, but in no event later than ten days after the occurrence thereof, to the Arranger, the Administrative Agent and each Lender written notice of the following:

            (a) the occurrence of any Default or Event of Default;

            (b) any default or event of default under any indenture, agreement or other instrument binding upon any member of the Group that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any member of the Group thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (d) any litigation or proceeding affecting any member of the Group in which there is a reasonable likelihood that damages against any member of the Group will be recovered in the amount of $1,000,000 or more and such damages will not be covered by insurance, or any litigation or proceeding in which the amount is $1,000,000 or more and in which injunctive or similar relief is sought;

            (e) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any member of the Group in an aggregate amount exceeding $1,000,000; and

            (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

            Each notice delivered under this Section shall be accompanied by a statement of the Chief Financial Officer or the Chief Executive Officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03 EXISTENCE; CONDUCT OF BUSINESS. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business;

PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.05.

            SECTION 5.04 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05 MAINTENANCE OF PROPERTIES; INSURANCE. (a) Keep and maintain all property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including in any event business interruption) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

            SECTION 5.06 BOOKS AND RECORDS; INSPECTION RIGHTS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all applicable legal requirements shall be made of all dealings and transactions in relation to its business and activities; permit any representatives designated by the Arranger, the Administrative Agent or any Lender, upon reasonable prior notice and during business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss the affairs, finances and condition of the Group or any member of the Group with officers and employees of the Parent or any member of the Group and with its independent accountants, all at such reasonable times and as often as reasonably requested provided that, in the absence of a continuing Event of Default, such visits, examinations and inspections shall not occur more than once in each calendar quarter.

            SECTION 5.07 COMPLIANCE WITH LAWS; CONTRACTUAL OBLIGATIONS. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to any member of the Group or their property, including, with limitation, ERISA and any rule and regulations promulgated thereunder, and any indenture, agreement or other instrument binding upon any member of the Group, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.08 ENVIRONMENTAL LAWS. (a) Comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

            SECTION 5.09 FURTHER ASSURANCES; SECURITY INTERESTS. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are desirable, from time to time, in order to grant and maintain in favor of the Lenders as beneficiaries thereof the security interest in the Collateral contemplated hereby.

            SECTION 5.10 ADDITIONAL COLLATERAL. (a) With respect to any assets acquired after the Effective Date by the Parent or any of its Domestic Subsidiaries (other than (y) any assets described in paragraph (b) below and (z) immaterial assets a security interest with respect to which cannot be perfected by filing UCC-1 financing statements), promptly (i) execute and deliver to the Administrative Agent such amendments to this Agreement or the relevant Security Document or such other documents as the Administrative Agent or the Majority Lenders deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such assets, (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such assets, subject to Liens permitted by Section 6.03, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the appropriate Security Document or by law or as may be requested by the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (b) With respect to any Domestic Subsidiary or any Foreign Subsidiary other than an Excluded Foreign Subsidiary which is or becomes a Significant Subsidiary after the Effective Date, promptly upon the request of the Administrative Agent (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Document as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary which is owned by the Parent or any of its Subsidiaries, subject to Liens permitted by Section 6.03 and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (or in the case of a Foreign Subsidiary, enter into guarantee and collateral arrangements reasonably acceptable to the Administrative Agent) and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest (or in the case of a Foreign Subsidiary that has granted a Lien permitted by Section

6.03(o), a second priority security interest) in the collateral described therein with respect to such Subsidiary, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be requested by the Administrative Agent, subject to Liens permitted by Section 6.03 and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i), (ii) and (iii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            SECTION 5.11 USE OF PROCEEDS. Use the proceeds of the Revolving Credit Loans only as provided in Section 3.12.

            SECTION 5.12 CONSULTANT; INVESTMENT BANKER; MANAGEMENT REPORTS. (a) At all times continue the retention of a Consultant on terms and with a scope of retention reasonably satisfactory to the Parent and the Administrative Agent.

            (b) Promptly following the delivery of the financial statements referred to in Section 5.01(c), the Company and the Parent shall make their Chief Financial Officer available to the Lenders on a mutually convenient basis to provide a report on and to discuss such financial statements.

            SECTION 5.13 LITIGATION SETTLEMENT. Without the consent of the Majority Lenders (which consent shall not be unreasonably withheld or delayed), the Parent will not settle or otherwise compromise its alleged liability in respect of any shareholder litigation in a manner requiring the payment of money (not paid by insurance carriers or other third parties).



                         ARTICLE VI. NEGATIVE COVENANTS

            The Company and the Parent hereby agree that until the Commitments have expired or terminated and the principal of and interest on each Revolving Credit Loan and all other Obligations hereunder shall have been paid in full, neither of them shall and the Parent (except with respect to Section 6.01) shall not permit any of its Subsidiaries to, directly or indirectly:

            SECTION 6.01 FINANCIAL CONDITION COVENANTS. CONSOLIDATED UNADJUSTED EBITDA. Permit Consolidated Unadjusted EBITDA for any period set forth below to be less than the amount set forth opposite such period:

                    PERIOD                       AMOUNT
                    ------                       ------
              1/01/00 - 12/31/00                $50,000,000

Any period of four consecutive fiscal quarters  $55,000,000
          ending on or after 3/31/01

PROVIDED that for purposes of determining compliance with this covenant Consolidated Unadjusted EBITDA shall be calculated without reference to the Consolidated Unadjusted EBITDA of assets held for sale, discontinued operations or assets or operations similarly classified.

            (B) CAPITAL EXPENDITURES. Permit Capital Expenditures to exceed $25,000,000 in any period comprised of two consecutive fiscal quarters or $40,000,000 in any period comprised of four consecutive fiscal quarters commencing with fiscal quarter beginning January 1, 2001.

            SECTION 6.02 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except (if after giving effect to the incurrence thereof no Event of Default shall be in existence):

            (a) Indebtedness of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents;

            (b) Indebtedness outstanding on the date hereof and listed on
Schedule 6.02(b) and any refinancing, refunding, renewal or extension thereof, PROVIDED that (i) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

            (c) Indebtedness of (i) the Parent to any Subsidiary of the Parent and (ii) any Subsidiary which is a guarantor party to the Guarantee and Collateral Agreement or in respect of which the requirements of Section 5.10 have been complied with, to the Parent or any other Subsidiary;

            (d) Indebtedness in respect of Hedge Agreements existing as of the Effective Date;

            (e) Indebtedness under the Existing Credit Agreement;

            (f) Indebtedness incurred by Excluded Foreign Subsidiaries in an aggregate amount not to exceed $2 million, PROVIDED that such Indebtedness is not Guaranteed by any Loan Party;

            (g) Subordinated Indebtedness; and

            (h) purchase money Indebtedness of the Parent and any of its Subsidiaries (including Capital Leases) to the extent permitted under Section 6.03(f).

            SECTION 6.03 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Parent or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

            (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) Liens in existence on the date hereof listed on Schedule 6.03(e), securing Indebtedness permitted by Section 6.02(b);

            (f) purchase money Liens of the Parent and its Subsidiaries granted to the vendor or Person financing the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds of such property in accordance with the instrument creating such Lien, and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

            (g) Liens on the property or assets of an entity which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 6.02(c), PROVIDED that (i) such Liens existed at the time such entity became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such entity becomes a Subsidiary (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such
Lien) and (iii) the amount of Indebtedness secured thereby is not increased;

            (h) Liens created pursuant to the Security Documents;

            (i) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its businesses taken as a whole;

            (j) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under paragraph (h) of Article VII;

            (k) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement;

            (l) leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries, taken as a whole;

            (m) the replacement, extension or renewal of any Lien permitted by clauses (a) through (l) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

            (n) Liens securing the Indebtedness under the Existing Credit Agreement, and

            (o) Liens granted by a Foreign Subsidiary over its assets securing Indebtedness permitted by Section 6.02(f) incurred by that Foreign Subsidiary.

            SECTION 6.04 LIMITATION ON GUARANTEES. Create, incur, assume or suffer to exist any Guarantee except:

            (a) the Guarantees arising under the Loan Documents and Guarantees under the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement);

            (b) surety bonds issued in respect of the type of obligations described in Section 6.03(d);

            (c) Guarantees by the Parent or the Company of Indebtedness and other obligations of Subsidiaries that are permitted to be incurred under this Agreement (other than Indebtedness permitted under Section 6.02 (f)); and

            (d) Guarantees existing on the Effective Date and set forth on
Schedule 6.04 hereto, and any renewal or modification.

            SECTION 6.05 LIMITATIONS ON FUNDAMENTAL CHANGES. Except as otherwise permitted by Section 6.06 or Section 6.07(e), enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except that (i) the Parent may liquidate, wind-up or dissolve or otherwise dispose of any inactive Subsidiary, (ii) any Wholly Owned Subsidiary of the Parent (other than the Company) may be merged or consolidated with, or may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, any other Wholly Owned Subsidiary of the Parent or the Parent and (iii) provided that (a) in any merger or consolidation involving the Parent, the Parent shall be the continuing or surviving entity, (b) if any such merger or consolidation shall involve at least one entity of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders, then the continuing or surviving entity shall be that entity in which the greater percentage of Capital Stock has been so pledged, and (c) no Subsidiary (for purposes of this clause
(c), the "FIRST Subsidiary") may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (other than sales and transfers of assets in the ordinary course or of assets immaterial to the value of the first Subsidiary) or issue equity securities of any type to any Subsidiary of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders (for purposes of this clause (c), the "SECOND SUBSIDIARY"), unless the first Subsidiary is an Excluded Foreign Subsidiary and the second Subsidiary is a Subsidiary of the first Subsidiary or of another Excluded Foreign Subsidiary.

            SECTION 6.06 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Parent or any Wholly Owned Subsidiary of the Parent which is party to the Guarantee and Collateral Agreement or a Significant Subsidiary which has entered into a Security Document in accordance with Section 5.10, except:

            (a) the sale of inventory in the ordinary course of business;

            (b) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

            (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (d) as permitted by Section 6.05;

            SECTION 6.07 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) loans and advances to employees of the Parent or its Subsidiaries or to Persons who are not Affiliates not to exceed $1,000,000 at any time outstanding so long as the time of the making of any loan or advance no Default or Event of Default shall have occurred and be continuing;

            (d) investments by the Parent in or loans or advances by the Parent to its Subsidiaries and investments by such Subsidiaries in or loans or advances by such subsidiaries to the Parent and in or to other Subsidiaries (including the investment for creation of such

Subsidiary); PROVIDED, HOWEVER, that any such investment, loan or advance by or to a Subsidiary other than a Subsidiary which is a party to the Guarantee and Collateral Agreement or a Significant Subsidiary which has entered into a Security Document in accordance with Section 5.10 shall be (i) in an amount immaterial in relation to the value of the transferor, (ii) in the ordinary course of business of each party thereto and (iii) upon fair and reasonable terms no less favorable to each party than each party could obtain in a comparable arm's length transaction with a Person not an Affiliate, and PROVIDED, FURTHER, that any such investment constituting Indebtedness of any Subsidiary shall be permitted only if such Indebtedness is permitted by Section 6.02(c);

            (e) extensions or renewals of existing investments on substantially identical terms;

            (f) investments in the ordinary course of business first made prior to the Effective Date.

            SECTION 6.08 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF SUBORDINATED DEBT INSTRUMENTS. (a) Make any optional payment or prepayment on or redemption of any Subordinated Indebtedness or Indebtedness under the Existing Credit Agreement or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any Subordinated Indebtedness or Indebtedness under the Existing Credit Agreement (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

            SECTION 6.09 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Parent or any of its Subsidiaries and (c) upon fair and reasonable terms no less favorable to the Parent or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED that any transaction which repatriates the earnings of a Foreign Subsidiary to a Domestic Subsidiary shall be deemed to be permitted under this Agreement.

            SECTION 6.10 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Parent or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Parent or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent or such Subsidiary; except those leases of property pursuant to which the aggregate amount of all obligations of the Parent or any of its Subsidiaries as lessee or guarantor is less than $2,000,000.

            SECTION 6.11 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Parent to end on a day other than September 30, PROVIDED that the Parent and each member of the Group may change its fiscal year end to December 31.

            SECTION 6.12 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement and the Existing Credit Agreement and (b) any purchase money mortgages or Capital Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien to secure the Obligations upon any of its property, assets or revenues, whether now owned or hereafter acquired.

            SECTION 6.13 LIMITATION ON LINES OF BUSINESS. Alter in any material respect the nature of the businesses of the Parent and its Subsidiaries taken as a whole on the date of this Agreement.

            SECTION 6.14 RESTRICTIONS AFFECTING SUBSIDIARIES. Enter into, or suffer to exist, any indenture, agreement or other instrument with any Person other than the Parent (other than this Agreement and the Existing Credit Agreement), which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Parent or any other Subsidiary, (b) make loans or advances to the Parent or any other Subsidiary or (c) transfer any of its properties or assets to the Parent or any other Subsidiary.

            SECTION 6.15 LIMITATION ON DIVIDENDS. Declare any dividends on any shares of any class of Capital Stock of the Parent or any of its Subsidiaries, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of Capital Stock of the Parent or any of its Subsidiaries, or any warrants or options to purchase such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Loan Party, except that any Subsidiary may pay dividends to the Parent or to any other Wholly Owned Subsidiary of the Parent.

            SECTION 6.16 LIMITATION ON PREPAYMENT/REPAYMENT. At any time when a Lender has any Revolving Credit Loans outstanding or any Revolving Credit Commitment under this Agreement, (i) reduce or cancel any Revolving Credit Commitment of any Lender (each as defined in the Existing Credit Agreement) under the Existing Credit Agreement, or (ii) make any voluntary or mandatory prepayment of any Loans (as defined in the Existing Credit Agreement) made under the Existing Credit Agreement.

                         ARTICLE VII. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

            (a) The Borrowers shall fail to pay any principal of any Revolving Credit Loan when due in accordance with the terms thereof or hereof; or the Borrowers shall fail to pay any interest on any Revolving Credit Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 5.02 or Article VI of this Agreement; or the Borrowers shall default in the observance or performance of any agreement contained in Section 5.01 of this Agreement and such default shall continue unremedied for a period of five (5) Business Days; or

            (d) Any Loan Party shall default in the observance or performance of any other material agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days; or

            (e) Any member of the Group shall (i) default in any payment of principal of or interest (regardless of amount) of any Indebtedness (other than the Revolving Credit Loans) having an aggregate principal amount in excess of $2,000,000 or in the payment of any Guarantee in excess of $2,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee to become payable; or

            (f) Any member of the Group shall (i) commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator, administrator or other similar official for it or for all or any substantial part of its assets, or any member of the Group shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any member of the Group any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any member of the Group any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any member of the Group shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any member of the Group shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) An ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against any member of the Group involving in the aggregate a liability (not paid or fully covered by insurance from a licensed reputable insurance company) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) Any of the Security Documents shall cease, for any reason (other than by reason of the action of the Arranger, the Administrative Agent or any of the Lenders), to be in full force and effect, or the Parent, the Company or any other Loan Party which is a party to any of the Security Documents shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than by reason of the action of the Arranger, the Administrative Agent or any of the Lenders); or

            (j) A Change in Control shall occur; then, and in any such event,
(A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to either Borrower, automatically the Commitments shall immediately terminate and the Revolving Credit Loans made hereunder (with accrued interest thereon) and all other amounts owing by the Borrowers under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Revolving Credit Loans made hereunder (with accrued interest thereon) and all other amounts owing by the Borrowers under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

            Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                            ARTICLE VIII. THE AGENTS

            SECTION 8.01 APPOINTMENT. Each Lender hereby irrevocably designates and appoints The Chase Manhattan Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes The Chase Manhattan Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. The Administrative Agent is expressly authorized to execute and deliver the Intercreditor Agreement.

            SECTION 8.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 8.03 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, the Parent or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document (except as the effectiveness or enforceability of any Loan Document may be affected by the due execution or delivery thereof by the Administrative Agent) or for any failure of the Company, the Parent or any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of its Subsidiaries (including, without limitation, the Company).

            SECTION 8.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Credit Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably and in good faith believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or as otherwise required by Section 9.01) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Majority Lenders (or as otherwise required by Section 9.01), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            SECTION 8.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (except as otherwise required by Section 9.01); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            SECTION 8.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and the Subsidiaries of the Parent and made its own decision to make its Revolving Credit Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this

Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Parent and its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            SECTION 8.07 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Parent and without limiting the obligation of the Parent to do so), ratably according to their PRO RATA shares of the aggregate Commitments in effect on the date on which indemnification is sought under this Section 8.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Revolving Credit Loans shall have been paid in full, ratably in accordance with their PRO RATA shares of the aggregate Commitments immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 8.07 shall survive the payment of the Notes and all other amounts payable hereunder.

            SECTION 8.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Parent and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Revolving Credit Loans made or renewed by it and any Revolving Credit
Note issued to it the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            SECTION 8.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 20 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Parent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            SECTION 8.10 ARRANGER. The Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                           ARTICLE IX. MISCELLANEOUS

            SECTION 9.01 AMENDMENTS AND WAIVERS. Neither this Agreement, any Revolving Credit Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers (and, in the case of any Loan Document other than this Agreement, any Loan Party thereto) written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or the Borrowers and the other Loan Parties hereunder or thereunder or (b) waive any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment or modify the provisions of Section 2.14(b), in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 9.01 or reduce the percentage specified in the definitions of Majority Lenders, or consent to the assignment or transfer by the Parent, the Company or any other material Loan Party, of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release any Security Document, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the relevant Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            SECTION 9.02 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, the Company, the Administrative Agent and the Arranger and as set forth in Schedule 1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Parent                   111 West Ocean Boulevard, Suite 1110
                             Long Beach, California 90802
                             Attention: Digby Davies,
                                        J. Whitney Markowitz
                             Fax: (562) 366-0628

                             with copies to:

                             1633 Broadway, 23rd Floor
                             New York, New York 10019
                             Attention: Anna Raziano
                             Telecopy:  (646) 756-2735
The Company:
                             111 West Ocean Boulevard, Suite 1110
                             Long Beach, California 90802
                             Attention: Digby Davies,
                                        J. Whitney Markowitz
                             Fax: (562) 366-0628

                             with copies to:

                             1633 Broadway, 23rd Floor
                             New York, New York  10019
                             Attention: Anna Raziano
                             Telecopy:  (646) 756-2735

The Administrative Agent
                             The Chase Manhattan Bank
                             Loan and Agency Services
                             One Chase Manhattan Plaza, 8th Floor
                             New York, New York 10081
                             Attention: May Fong
                             Telecopy: (212) 552-5650

                             with copies to:

                             The Chase Manhattan Bank
                             Middle Market Banking Group
                             Westside Region
                             1166 Avenue of the Americas, 15th Floor
                             New York, New York 10020
                             Attention:  Wendy Weinsier
                             Telecopy:   (212) 899-2908


PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.02, 2.03, 2.06, 2.07 or 2.14 shall not be effective until received.

            SECTION 9.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            SECTION 9.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Revolving Credit Loans hereunder.

            SECTION 9.05 PAYMENT OF EXPENSES AND TAXES. The Borrowers, jointly and severally agree (a) to pay or reimburse the Arranger and the Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Arranger and the Administrative Agent, (b) to pay or reimburse each Lender, the Arranger and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the

Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Arranger, the Administrative Agent and to the several Lenders (including the allocated fees and expenses of in-house counsel), and (c) to pay, indemnify, and hold each Lender, the Arranger and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes similar in nature, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the use or proposed use of proceeds of Revolving Credit Loans hereunder (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrowers shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Arranger, the Administrative Agent or any such Lender, respectively. The agreements in this
Section 9.05 shall survive repayment of the Revolving Credit Loans and all other amounts payable hereunder.

            SECTION 9.06 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Company, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that neither the Parent nor the Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Revolving Credit Loan owing to such Lender, any Revolving Credit Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Credit Note for all purposes under this Agreement and the other Loan Documents, and the Borrowers, the other Loan Parties, and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the term of such Lender's related Revolving Credit Commitment or extend the amount or date of any scheduled reduction of such Revolving Credit Commitment pursuant to
Section 2.06 (ii) extend the date fixed for the payment of principal of or interest on the related Revolving Credit Loan or Revolving Credit Loans or any portion of any fee hereunder payable to the participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the participant, to a level below the rate at which the participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 9.01 hereof, requires the consent of each Lender. Each of the Parent and the Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Credit Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Revolving Credit Note, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.07(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 with respect to its participation in the Commitments and the Revolving Credit Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 2.13 such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to a Lender or an assignment by the Administrative Agent or the Arranger in connection with the syndication of the Revolving Credit Loans the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment or an assignment by the Administrative Agent or the Arranger in connection with the syndication of the Revolving Credit Loans, the amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 unless the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (such fee shall be waived if such assignment is made between the assigning Lender and any of its Affiliates), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; PROVIDED, FURTHER, that notwithstanding the foregoing no such assignment shall be made to any assignee which is not (as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) a Lender under the Existing Credit Agreement. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section.

            (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Revolving Credit Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Parent, the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any written consent to such assignment required by paragraph
(c) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (f) Subject to Section 9.16, the Parent authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Parent and the Company and their Affiliates which has been delivered to such Lender by or on behalf of the Parent and the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Parent and the Company in connection with such Lender's credit evaluation of the Parent and the Company and their Affiliates prior to becoming a party to this Agreement.

            (g) Nothing herein shall prohibit any Lender from pledging or assigning any Revolving Credit Note to any Federal Reserve Bank in accordance with applicable law.

            SECTION 9.07 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of the Revolving Credit Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Article VII or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans or interest thereon, such benefited Lender shall purchase for cash from such other Lenders a participating interest in such portion of each such other Lender's Revolving Credit Loans or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parent or the Company, any such notice being expressly waived by the Parent and the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent or the Company hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent or the Company, as the case may be. Each Lender agrees promptly to notify the Parent and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

            SECTION 9.08 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent and the Administrative Agent.

            SECTION 9.09 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 9.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Parent, the Company, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender


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

relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            SECTION 9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            SECTION 9.12 SUBMISSION TO JURISDICTION; WAIVERS. Each of the Parent and the Company hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent and the Company, as the case may be, at its address set forth in Section 9.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            SECTION 9.13 ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent or the Company, as the case may be, arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the

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         Parent or the Company, as the case may be, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or between the Parent or the Company, as the case may be, and the Lenders.

            SECTION 9.14 WAIVERS OF JURY TRIAL. THE PARENT, THE COMPANY, THE ADMINISTRATIVE AGENT, ARRANGER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            SECTION 9.15 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.16 CONFIDENTIALITY. Each Lender agrees to keep the information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery to such Lender confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's directors, employees, representatives, attorneys, accountants, agents or Affiliates who are advised of the confidential nature of such information and agree to be bound by the provision of this Section 9.16,
(b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Parent unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to Transferees or potential Transferees who agree to be bound by the provisions of this Section 9.16, (e) to the extent required in connection with any litigation between the Parent or the Company, as the case may be, and any Lender with respect to the Revolving Credit Loans or this Agreement or any other Loan Document, (f) to the Administrative Agent or any other Lender, (g) in connection with the exercise of any remedy hereunder or under the other Loan Documents or (h) with the Parent's prior written consent. The agreements in this Section 9.16 shall survive repayment of the Notes and all other amounts payable hereunder.

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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                         AUDIO VISUAL SERVICES CORPORATION

                         By:  /S/    Robert K. Ellis
                              -------------------------------------------
                              Name:  Robert K. Ellis
                              Title: Chief Executive Officer




                         AUDIO VISUAL SERVICES (NY) CORPORATION

                         By:  /S/    Robert K. Ellis
                              -------------------------------------------
                              Name:  Robert K. Ellis
                              Title: Chief Executive Officer




                         THE CHASE MANHATTAN BANK,
                         as Administrative Agent

                         By:  /S/    Wendy Weinsier
                              -------------------------------------------
                              Name:  Wendy Weinsier
                              Title: Vice President




                         CHASE SECURITIES, INC.,
                         individually and as Arranger

                         By:  /S/    Eric S. Rosen
                              -------------------------------------------
                              Name:  Eric S. Rosen
                              Title: Managing Director


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